Exhibit 99.1

FOR IMMEDIATE RELEASE

July 6, 2026

Scilex Holding Company Announces Signing of Binding Term Sheet for Proposed $100 Million Strategic Investment from iHolding Group LLP

PALO ALTO, CALIFORNIA – July 6, 2026 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced the signing of a binding term sheet with iHolding Group LLP ("iHolding"), a private investment group headquartered in Almaty, Republic of Kazakhstan. The term sheet contemplates that iHolding will purchase $100,000,000 of newly issued shares of Scilex common stock. The purchase price for such shares is expected to be $15.00 per share, which would represent approximately 6,666,667 shares.

The proposed investment would be used to support Scilex's continued strategic growth, including expansion of its healthcare and medical technology initiatives, product development and commercialization, acquisitions and strategic partnerships, working capital and operational growth, intellectual property expansion, and other general corporate purposes.

The proposed investment remains subject to completion of customary due diligence, the parties’ negotiation and execution of definitive agreements, board approvals, and other customary closing conditions, including receipt of the approval of Scilex’s stockholders and any required regulatory approvals.

Joint Statement by Alain Khoueiry, Chairman, and Byron Byrd, Chief Executive Officer, iHolding Group LLP:

“Our proposed investment in Scilex Holding Company has the potential to become a significant strategic milestone, demonstrating the growing international capability of Kazakhstan-linked investment capital to participate in innovative healthcare and biotechnology opportunities.

Scilex has established a diversified portfolio that combines commercial pain management products with an expanding pipeline of innovative therapies addressing important unmet medical needs. This combination of marketed products, product development, intellectual property, and continued innovation represents the type of healthcare platform that complements iHolding’s long-term investment philosophy.

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Importantly, this initiative aligns directly with our vision of helping establish Kazakhstan as a leading regional hub for pharmaceutical manufacturing, research and development, biotechnology innovation, regulatory excellence, and international healthcare distribution. Every strategic collaboration of this quality enhances the expertise, supply chain relationships, regulatory knowledge, and global industry connections necessary to build a sustainable life sciences ecosystem capable of serving both Central Asia and international markets.

Our objective extends well beyond a single investment. We are committed to creating strategic partnerships that accelerate innovation, attract world-class healthcare organizations, expand international collaboration, and contribute meaningfully to Kazakhstan’s long-term economic, scientific, and healthcare development. Through partnerships such as this, we are laying the foundations for a globally connected pharmaceutical and biotechnology sector that can benefit future generations.”

iHolding Group LLP is a private investment vehicle based in the Medeu District of Almaty, Kazakhstan, with a focus on healthcare, technology, and cross-border strategic investments. The proposed investment represents one of the largest Kazakhstan-origin healthcare investments into a U.S.-listed biopharmaceutical company in recent years, underscores growing international interest in Scilex's differentiated commercial platform and pipeline.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Scilex securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a

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potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur Pharmaceuticals, Inc. (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”) is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur is headquartered in Palo Alto, California

About iHolding Group LLP

iHolding Group LLP is a private investment group headquartered in Almaty, Republic of Kazakhstan, focused on strategic capital deployment across healthcare, technology, and commercial sectors. iHolding seeks investments in companies with strong intellectual property platforms and meaningful global growth potential.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, the expected execution of definitive agreements, the closing of the proposed investment and whether the proposed investment can support Scilex’s continued strategic growth. These statements are based on management’s current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must

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not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business. These risks and uncertainties include, but are not limited to, delays or inability to complete due diligence, execute definitive agreements, or obtain any necessary approvals for the proposed investment, including board, stockholder and regulatory approvals; general economic, political and business conditions; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

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ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2026 Scilex Holding Company All Rights Reserved.

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